UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 14, 2022

Dear Stockholders:
At Praxis, our mission is to help patients by delivering life-altering treatments faster and more effectively than has ever been done before - and to do it again and again. Last year, we went a step further and unveiled a bold challenge that embodies the ethos of our organization: Dare for More™. We Dare for More™ – demanding more for patients, more from our portfolio and more from ourselves every day. We dare to bring a fearless commitment to developing medicines and delivering treatments to patients that provide enduring relief from the constraints of disease and offer a renewed zest for life. The significant growth and accomplishments that we achieved over the past year are testaments to the dedication that our team displays each day in pursuit of that goal.
Our Psychiatry, Movement Disorders and Epilepsy franchises all evolved quite meaningfully throughout 2021. This progress has laid the foundation for continued success in 2022, with significant milestones expected across each of our three franchises.
In our Psychiatry franchise, we have made considerable progress, completing enrollment in the PRAX-114 Phase 2/3 Aria Study for monotherapy treatment of major depressive disorder, or MDD. The Aria Study is expected to serve as the first of two clinical trials required by the U.S. Food and Drug Administration to demonstrate clinical efficacy and support the registration of PRAX-114 for the treatment of MDD. Topline data will be reported in June 2022, followed shortly thereafter by topline data for the Acapella Study, a dose-ranging study for PRAX-114 for treatment of MDD that includes both monotherapy and adjunctive participants.
Both people living with MDD and treating physicians alike need new mechanisms with differentiated profiles relative to existing treatments. People suffering from depression should not have to wait months for a treatment to take effect while dealing with tolerability concerns such as sexual dysfunction and weight gain that are often associated with standard-of-care. Physicians should be able to determine within days whether a drug is effective or not to inform treatment decisions and be able to keep patients on a drug for as long as necessary to properly treat the depression. PRAX-114 is positioned to be rapid-acting, durable and have a differentiated tolerability profile, and we look forward to sharing further progress throughout this year. In addition, we are emboldened by the expansion into a second psychiatry indication, with an ongoing study for PRAX-114 for the treatment of post-traumatic stress disorder, or PTSD, expected to read out in the second half of this year. Similar to MDD, there are millions of people suffering from PTSD and the community is in dire need of new therapeutic options.
We have also been active in our Movement Disorders franchise and are proud to be leading the way for the industry in developing novel and differentiated treatments for essential tremor, or ET, with two programs currently in Phase 2. ET is the most common movement disorder, with approximately 7 million patients in the United States alone, yet innovation in the field has been lacking. No approved treatments have been developed specifically for ET and only one pharmacologic option has been approved for the treatment of ET, over 50 years ago. Roughly half of the patients that seek treatment for ET discontinue medication due to limited efficacy and poor tolerability. Simply put, we Dare for More™ for those living with ET. With multiple clinical trials reading out this year for PRAX-944 and PRAX-114 for ET, we are poised to continue to lead in this space.
Last and certainly not least, we are excited about the progress in our quickly maturing epilepsy franchise, which includes the largest pipeline of epilepsy drug candidates in the industry. In the next few months, we expect to initiate first-in-patient studies with both our lead small molecule for epilepsy, PRAX-562, and our lead antisense oligonucleotide, PRAX-222. PRAX-562 and PRAX-222 target rare, genetic developmental and epileptic encephalopathies, or DEEs. DEEs are severe pediatric conditions that can cause children to suffer from recurrent, often drug-resistant seizures starting as early as the first day of life, as well as other related co-morbidities. The needs of these patients are devastatingly urgent. We also advanced PRAX-628, our first epilepsy candidate targeting more common indications such as Focal Epilepsy, and look forward to discussing the clinical pathway for this program later this year.

With two late-stage assets and a deep early-stage pipeline that is quickly advancing, we understand the enormous opportunity ahead of us. By this time next year, we expect to be a very different company – a company with two programs in Phase 3 in multi-billion dollar markets with significant unmet need and with several additional clinical candidates progressing toward later stage. We are confident that as we look back after this year, we will have established ourselves as a leader in the treatment of central nervous system disorders.
At Praxis, we share a common vision of reshaping the human condition into a more freeing and fulfilled existence by developing high-impact medicines for patients and families affected by and living with complex brain disorders. Our team is on track to realize this vision by continuously embodying our core values of curiosity, trust, ownership and results. As we move boldly into the future, we have promised ourselves to do so with audacity and dogged perseverance that pushes us to Dare for More™.
I would like to thank you on behalf of everyone at Praxis for your continued support as we bring drugs to patients and generate value for all stakeholders.

Sincerely,

Marcio Souza
President and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Time

Date	Thursday, May 26, 2022

Place	Online at www.virtualshareholdermeeting.com/PRAX2022

Purpose
1.To elect Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D. and Stefan Vitorovic as Class II members of the Board of Directors (the “Board of Directors”) of Praxis Precision Medicines, Inc. (the “Company”), to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5.To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on March 28, 2022 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of our Board of Directors,

Alex Nemiroff
Corporate Secretary
Boston, Massachusetts
April 14, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2022: The Notice of 2022 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available for viewing, printing and downloading at www.proxyvote.com.

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2022

GENERAL
This proxy statement contains information about the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Praxis Precision Medicines, Inc., which will be held virtually on May 26, 2022 at 9:00 a.m. Eastern Time. You can attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2022, where you will be able to listen to the meeting live, submit questions and vote. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The Board of Directors of Praxis Precision Medicines, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Praxis,” “the Company,” “we,” “us,” and “our” refer to Praxis Precision Medicines, Inc. The mailing address of our principal executive offices is Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110.

This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2021, available to stockholders for the first time on or about April 14, 2022.
While we are a large accelerated filer and no longer an emerging growth company, we remained a “smaller reporting company” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, for the year ended December 31, 2021 and as such have used the reduced compensation disclosure requirements applicable to smaller reporting companies.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
    We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 14, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). Our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card, and the Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), will be mailed or made available to stockholders on the Internet on the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice and Access Card was mailed to holders of record and beneficial owners of our common stock starting on or about April 14, 2022. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2021 Annual Report, on the website referred to in the Notice and Access Card or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and Access Card and our Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 28, 2022.
How many votes can be cast by all stockholders?
There were 45,506,482 shares of our common stock, par value $0.0001 per share, outstanding on March 28, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of March 28, 2022.
How do I vote my shares?
    If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.
•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you vote by telephone or by Internet, you do not have to return your proxy card.
•By Internet at the Annual Meeting. You can vote at the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2022.
If your shares of common stock are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee on how to vote your shares. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRAX2022. The webcast will start at 9:00 a.m. Eastern Time on May 26, 2022. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice and Access Card and on your proxy card. If your shares are held in street name, you should review any instructions accompanying your proxy materials for information on how to attend the Annual Meeting or contact your broker or other nominee to obtain that information.
What if I have technical difficulties or trouble accessing the Annual Meeting?
        If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
    The Board of Directors recommends a vote:
Proposal 1: FOR election of the Class II director nominees;
Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
Proposal 3: FOR approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
Proposal 4: FOR approval of THREE YEARS on the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.
How is my vote counted?
Under our amended and restated bylaws (our “Bylaws”), any proposal other than an election of directors (which is determined by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation (our “Certificate of Incorporation”) or our Bylaws. Abstentions or a vote withheld in the case of the election of directors and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions.
What does it mean if I receive more than one proxy card or voting instructions from brokers or other nominees?
        It means that you have multiple accounts at the transfer agent or with brokers or other nominees. Please complete and return all proxy cards or vote on the Internet or by phone for each proxy card you received, and provide voting instruction forms to your broker or other nominee to ensure that all of your shares are voted.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. The election of directors (Proposal 1) and the advisory votes on the compensation of our named executive officers (Proposal 3) and on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4) are non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker or other nominee about how to submit your voting instructions to them at the time you receive this proxy statement. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
If a broker or other nominee holds your shares, you must contact such broker or nominee in order to find out how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers or other nominees who do not return a signed and dated proxy, vote their shares on the Internet or by telephone or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions, votes withheld and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
Could other matters be decided at the Annual Meeting?
        The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
        We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (a “Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D. and Stefan Vitorovic are the directors whose terms expire at this Annual Meeting and each has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class II director of the Company until the 2025 Annual Meeting and until their respective successor is duly elected or until their earlier death, resignation or removal.
Our Board of Directors has nominated Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D. and Stefan Vitorovic for election as the Class II directors at the Annual Meeting. The nominees are currently directors and have each consented to serve as our directors if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Praxis. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to Praxis and our Board of Directors. There are no material legal proceedings in which our nominees or any of our continuing directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted in favor of the above nominees. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
The nominees for Class II directors who receive the most votes (also known as a plurality) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you and held by a brokerage firm will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class II Directors
The following table identifies our director nominees, and is followed by biographical information as of April 13, 2022.

Name	Positions and Offices Held with Praxis	Director Since	Age
Jeffrey Chodakewitz, M.D.	Director	2020	66
Merit Cudkowicz, M.D.	Director	2021	58
Stefan Vitorovic	Director	2018	37
Jeffrey Chodakewitz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Chodakewitz currently serves as a consultant to Blackstone Life Sciences, a life sciences private equity firm. From March 2019 to January 2022, he served as a senior advisor to Blackstone Life Sciences. From April 2018 through March 2019, he served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals, Inc., or Vertex. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co. serving in several positions, including leadership roles as Head of Infectious Diseases and Vaccines Global Development, Senior Vice President of Global Scientific Strategy (infectious disease, respiratory & immunology), Vice President of Early-Stage Development and Senior Vice President of Late-Stage Development. Dr. Chodakewitz currently serves on the boards of directors of Adicet Bio, Inc. (NASDAQ: ACET), Freeline Therapeutics Holdings plc (NASDAQ: FRLN) and Schrödinger, Inc. (NASDAQ:SDGR). Dr. Chodakewitz received a B.S. in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on our Board of Directors because of his extensive business and leadership experience working in the biotechnology industry.
Merit Cudkowicz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Cudkowicz has served as the Chief of Neurology at Massachusetts General Hospital since 2012 and is the Director of the Sean M. Healey & AMG Center for ALS and Director and the Julieanne Dorn Professor of Neurology at Harvard Medical School. A member of the National Academy of Medicine, she has led innovations to accelerate the development of treatments for people with neurological disorders such as ALS, including the first platform trial in ALS, and serving in a senior role in the research and development of the first antisense oligonucleotide treatment for a neurological disorder. Dr. Cudkowicz is also the principal investigator of the Clinical Coordination Center for the National Institute of Neurological Disorders and Stroke’s Neurology Network of Excellence in Clinical Trials, or NeuroNEX. Dr. Cudkowicz received a B.S. in Chemical Engineering from Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a MSc. in Clinical Epidemiology from Harvard School of Public Health. We believe Dr. Cudkowicz is qualified to serve on our Board of Directors because of her extensive medical background and experience.
Stefan Vitorovic has served as a member of our Board of Directors since March 2018. Mr. Vitorovic is the cofounder and Managing Director of Vida Ventures, LLC, or Vida Ventures, a life sciences investment firm, a role he has served in since January 2017. Prior to Vida Ventures, Mr. Vitorovic was a Principal at Third Rock Ventures, LLC, where he was employed from July 2014 to January 2017. Prior to Third Rock Ventures, Mr. Vitorovic was a healthcare private equity investor at TPG Inc. from August 2012 to June 2014. Prior to TPG, Mr. Vitorovic was a healthcare analyst at Credit Suisse Group AG from September 2008 to July 2010. Mr. Vitorovic currently serves on the boards of directors of Vigil Neuroscience Inc. (NASDAQ: VIGL), Tectonic Therapeutic, Inc. and Volastra Therapeutics, Inc. Mr. Vitorovic received a B.S. with honors in Molecular & Cellular Biology and an M.S. in Biology from Stanford University as well as an M.B.A from Harvard University. We believe Mr. Vitorovic is qualified to serve on our Board of Directors because of his scientific background and business experience.

Directors Continuing in Office
The following table identifies our continuing directors, and is followed by biographical information about each of them as of April 13, 2022.

Name	Positions and Offices Held with Praxis	Director Since	Class and Year in Which Term Will Expire	Age
Dean Mitchell	Director	2020	Class I—2024	66
Gregory Norden	Director	2019	Class III—2023	64
Marcio Souza	President, Chief Executive Officer, Director	2020	Class III—2023	43
William Young	Director	2016	Class III—2023	77
Class I Director (term expires at the 2024 Annual Meeting of Stockholders)
Dean Mitchell has served as chairman of our Board of Directors since September 2020. He served as executive chairman of the board of directors of Covis Pharma Holdings S.à.r.l., a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was chairman of PaxVax Corporation, a biotechnology company from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004, he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company. Prior to Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell currently serves on the boards of directors of Theravance Biopharma, Inc. (NASDAQ: TBPH), ImmunoGen Inc. (NASDAQ: IMGN), Precigen Inc. (formerly Intrexon Inc.) (NASDAQ: PGEN) and Kinnate Biopharma Inc. (NASDAQ: KNTE). Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in Biology from Coventry University. We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his management experience in the pharmaceutical and biotherapeutics industries and his experience as a president, chief executive officer and board member of multiple biotechnology companies.
Class III Directors (term expires at the 2023 Annual Meeting of Stockholders)
Gregory Norden has served as a member of our Board of Directors since March 2019. Mr. Norden is the former Chief Financial Officer of Wyeth Pharmaceuticals Inc., a pharmaceutical company acquired by Pfizer, Inc., and has served as the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate advisory services, since 2010. Mr. Norden currently serves on the boards of directors of Zoetis Inc. (NYSE: ZTS), NanoString Technologies, Inc. (NASDAQ: NSTG) and Royalty Pharma plc (NASDAQ: RPRX). Mr. Norden is a former director of Human Genome Sciences, Univision and Welch Allyn. Mr. Norden received a B.S. in Management and Economics from the State University of New York at Plattsburgh and an M.S. in Accounting from LIU Post. We believe Mr. Norden is qualified to serve on our Board of Directors because of his background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, as well as his public company board experience.
Marcio Souza has served as a member of our Board of Directors and our President and Chief Executive Officer since April 2020. Prior to joining us, Mr. Souza was at PTC Therapeutics, Inc., or PTC, where he served as its Chief Operating Officer from May 2017 to April 2020 and its Senior Vice President and Head of Product Strategy from July 2016 to May 2017. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza has served on the board of directors of Aeglea BioTherapeutics, Inc. (NASDAQ: AGLE) since June 2021. From May 2019 to May 2020, Mr. Souza also served on the board of directors of Clearpoint Neuro, Inc. (NASDAQ: CLPT) (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our Board of Directors because of his business and leadership experience in the life sciences industry and his scientific background.
William Young has served as a member of our Board of Directors since December 2016. Mr. Young is a Senior Advisor with Blackstone Life Sciences, which he joined in November 2018. Prior to its acquisition by Blackstone, Mr. Young joined Clarus Ventures LLC in March 2010 and held various roles, including Venture Partner, Senior Advisor and portfolio company board member. Prior to joining Clarus, Mr. Young was chairman of the board of directors and Chief Executive Officer of Monogram Biosciences Inc. from 2000 until its acquisition by Laboratory Corporation of America Holdings in 2009. Previously, Mr. Young spent 20 years at Genentech, Inc. in roles of increasing responsibility, culminating as Chief Operating Officer from 1997 to 1999. Mr. Young currently serves as the chairman of the board of directors of NanoString Technologies, Inc. (NASDAQ: NSTG), and as a member of the board of directors of Theravance BioPharma, Inc. (NASDAQ: TBPH) and

Autolus Therapeutics plc (NASDAQ: AUTL). Mr. Young also served as the chairman of the board of directors of Annexon, Inc. (NASDAQ: ANNX) from March 2017 to February 2021, and as a member of the boards of directors of Vertex Pharmaceuticals Inc. (NASDAQ: VRTX) from May 2015 to June 2020 and BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) from September 2010 to November 2015. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young received a B.S. in Chemical Engineering from Purdue University and an M.B.A. from Indiana University in Marketing and Finance and holds an honorary doctorate in Engineering from Purdue University. We believe Mr. Young is qualified to serve on our Board of Directors because of his scientific background, business experience and his service on the board of directors of other life sciences companies.
Executive Officers
The following table identifies our executive officers, and is followed by biographical information about each of them as of April 13, 2022.

Name	Position Held with Praxis	Officer Since	Age
Timothy Kelly	Chief Financial Officer	2021	49
Alex Nemiroff, J.D.	General Counsel, Corporate Secretary	2020	43
Bernard Ravina, M.D.	Chief Medical Officer	2018	55
Marcio Souza(1)	President, Chief Executive Officer, Director	2020	43
Nicole Sweeny	Chief Commercial Officer	2020	47
______________________________
(1)Mr. Souza is also a director of the Company and his biographical information appears under “Directors Continuing in Office” above.
Timothy Kelly has served as our Chief Financial Officer since May 2021. Prior to his role as Chief Financial Officer, Mr. Kelly served as Chief Financial Officer of Foundation Medicine, Inc. from 2019 to April 2021. In this position, he led the finance and corporate management teams, providing strategic leadership and oversight for the corporate functions, which included accounting and tax, billing and reimbursement, procurement, corporate development, project management and financial planning and analysis. Prior to his time at Foundation Medicine, Mr. Kelly served in several finance roles of increasing responsibility at the F. Hoffman-La Roche AG, or Roche, and Genentech (before being acquired by Roche in 2009) from 2003 to 2019, including finance and corporate services director for Roche Pharma in the United Kingdom from 2017 to 2019 and head of group strategic planning for the Roche Group in Switzerland from 2013 to 2017. Mr. Kelly holds a B.A. in economics from the College of William and Mary and an M.B.A. from the Columbia Business School.
Alex Nemiroff, J.D., has served as our General Counsel since June 2020. Prior to his role as General Counsel, Mr. Nemiroff served as our Vice President of Legal from January 2020 to June 2020. Mr. Nemiroff was also a co-founder of RogCon, Inc. and RogCon U.R., Inc., and he has served as both entities’ Chief Executive Officer since inception in November 2015. Mr. Nemiroff has experience working in commercial and securities litigation while at Greenberg Traurig LLP, and served as law clerk to the Honorable Paul C. Huck of the United States District Court for the Southern District of Florida. Mr. Nemiroff received a B.B.A from the University of Michigan’s Ross School of Business, and a J.D. from Northwestern University School of Law.
Bernard Ravina, M.D., has served as our Chief Medical Officer since August 2018. Prior to joining us, Dr. Ravina was at Voyager Therapeutics, Inc., where he served as Chief Medical Officer from February 2017 to August 2018 and as Vice President of Clinical Development from March 2014 to January 2017. Dr. Ravina was also Medical Director in Clinical Development at Biogen Inc. from 2010 to 2014, where he worked on both small molecule drugs and biologics for the treatment of neurological disorders. From 2005 to 2010, Dr. Ravina was an Associate Professor of Neurology, Director of the Movement and Inherited Neurological Disorders Unit, Associate Director of Clinical Trials Coordination Center and Vice Chair of Neurology at the University of Rochester School of Medicine. Dr. Ravina received a B.A. in psychology from Columbia University, an M.D. from Johns Hopkins University School of Medicine and an M.S.C.E. in clinical epidemiology from the University of Pennsylvania where he completed his residency and fellowship training in Neurology.
Nicole Sweeny has served as our Chief Commercial Officer since August 2020. Prior to joining us, Ms. Sweeny was at Takeda Pharmaceutical Co. Ltd., or Takeda, where she served as Vice President, Franchise Head, Rare Diseases from February 2019 to July 2020. Prior to Takeda, Ms. Sweeny served in several roles at Shire plc, a biopharmaceutical company acquired by Takeda, from August 2010 to January 2019, including Vice President, Head of US Marketing from September 2017 to January 2019 and Vice President, Global Product Strategy Lead from December 2016 to August 2017. Prior to joining Shire, Ms. Sweeny served in commercial positions of increasing responsibility at AMAG Pharmaceuticals, Inc. and Sanofi Genzyme Corporation. Ms. Sweeny received her B.S. from Boston College.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
Praxis’ stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019.
The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Praxis and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively. Abstentions and broker non-votes are considered to be votes cast, and accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables stockholders to cast a non-binding advisory vote on the compensation of our named executive officers as described in this proxy statement pursuant to the applicable compensation disclosure rules of the SEC, including the compensation tables and narrative discussion. This advisory vote is commonly referred to as a “Say-on-Pay vote” and is required by Section 14A of the Exchange Act.
As described in the section of this proxy statement entitled “Executive Compensation,” we have developed a compensation program that is designed to attract, motivate, incentivize and retain our executive officers responsible for our success and motivate senior management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. The primary elements of our executive compensation program are base salary, annual bonuses based on the achievement of certain pre-determined corporate performance objectives and individual performance and long-term equity-based compensation awards. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our executive officers to exert their best efforts for our success.
Our Board of Directors is asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion in this proxy statement. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
As the Say-on-Pay vote is advisory, it will not be binding on our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders and the Compensation Committee will consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions. The Board of Directors will determine when the next Say-on-Pay advisory vote will be held following consideration of the outcome of the advisory vote on the frequency of future Say-on-Pay votes included in this proxy statement as Proposal 4.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2022 ANNUAL MEETING, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act also enables stockholders to indicate on a non-binding advisory basis how frequently they would like us to conduct non-binding advisory stockholder votes on our executive compensation. As required by Section 14A of the Exchange Act, stockholders have the opportunity to indicate whether they prefer a non-binding advisory vote on executive compensation every one, two or three years. Stockholders may also abstain.
The vote with respect to the frequency of the non-binding advisory vote on the compensation of our named executive officers is not binding on us or our Board of Directors. However, our Board of Directors will take the results of the vote into consideration when deciding when to call for the next non-binding advisory vote on the compensation of our named executive officers and, if no frequency meets the voting standard for approval, then our Board of Directors will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency recommended by stockholders. Under the Dodd Frank Act, a frequency vote similar to this will occur at least once every six years.
After careful consideration of the frequency alternatives, our Board of Directors believes that conducting a non-binding advisory vote on executive compensation every three years is appropriate for us and our stockholders at this time. Our Board of Directors believes that an advisory vote every three years provides our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. The Board of Directors also believes that a vote every three years is an appropriate frequency to provide the Board of Directors and our Compensation Committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program. We are also open to input from, and will continue to engage with, our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.
Vote Required
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes properly cast affirmatively or negatively will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS WILL BE ASKED TO CAST A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of seven members. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I director is Dean Mitchell, and his term will expire at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Jeffrey Chodakewitz, M.D., Merit Cudkowicz, M.D., and Stefan Vitorovic, and their terms will expire at the Annual Meeting; and
•the Class III directors are Gregory Norden, Marcio Souza and William Young, and their terms will expire at the annual meeting of stockholders to be held in 2023.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides, subject to certain rights, if any, of any series of our preferred stock, that our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum of the Board of Directors.
Director Independence
Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy additional independence criteria set forth in the Nasdaq rules. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq independence definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the Nasdaq rules require that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of our Board of Directors, except Mr. Souza, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Souza is not an independent director under these rules because he is an executive officer of the Company.
Board of Directors Meetings and Attendance
Our Board of Directors held four meetings during 2021. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages directors to attend the Annual Meeting of stockholders. Six out of seven of our then-incumbent directors attended our annual meeting of stockholders held in 2021.

Board of Directors Committees
Our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.praxismedicines.com/corporate-governance/governance-overview.
In addition, our Board of Directors established a Science and Technology Committee to advise the members of our management and provide oversight and input regarding our research and clinical development strategies. The Science and Technology Committee operates pursuant to the authority granted to it by our Board of Directors. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Praxis or to discharge specific duties delegated by the full Board of Directors.
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Gregory Norden*	William Young*	Stefan Vitorovic*	Merit Cudkowicz*
Stefan Vitorovic	Merit Cudkowicz	Jeffrey Chodakewitz	Jeffrey Chodakewitz
William Young	Dean Mitchell	William Young	Dean Mitchell
Gregory Norden
* Denotes committee chair
Audit Committee
Gregory Norden, Stefan Vitorovic and William Young serve on the Audit Committee, which is chaired by Gregory Norden. Our Board of Directors has determined that Gregory Norden, Stefan Vitorovic and William Young are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Gregory Norden as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
During the fiscal year ended December 31, 2021, the Audit Committee met seven times.

Compensation Committee
William Young, Merit Cudkowicz, Dean Mitchell and Gregory Norden serve on the Compensation Committee, which is chaired by William Young. Our Board of Directors has determined that William Young, Merit Cudkowicz, Dean Mitchell and Gregory Norden are “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•evaluating director compensation and making recommendations on director compensation to the Board of Directors;
•preparing the compensation committee report required by SEC rules to be included in our annual proxy statement, if required; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During the fiscal year ended December 31, 2021, the Compensation Committee met three times. Refer to “Executive Compensation” below for information regarding the role of executive officers and the compensation committee’s use of compensation consultants in setting executive compensation.
Nominating and Corporate Governance Committee
Stefan Vitorovic, Jeffrey Chodakewitz and William Young serve on the Nominating and Corporate Governance Committee, which is chaired by Stefan Vitorovic. Our Board of Directors has determined that Stefan Vitorovic, Jeffrey Chodakewitz and William Young are “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
During the fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee did not meet.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to Praxis’ success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. Refer to “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
Board Diversity
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. The diversity of our Board of Directors is summarized below.

Board Diversity Matrix (as of April 13, 2022)
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	1
Part II: Demographic Background
Hispanic or Latino	0	1	0
White	1	4	0
Did Not Disclose Demographic Background	0	0	1

Policy on Hedging of Company Securities
Our Insider Trading Policy prohibits our officers and directors from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps and exchange funds, or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program). This prohibition applies to Company equity securities that are (i) granted to the officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the officer or the director.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.praxismedicines.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Form 8-K.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
Board of Directors Leadership Structure
The positions of our chairman of the board and chief executive officer are separated, with Mr. Souza serving as our Chief Executive Officer and Mr. Mitchell serving as the chairman of our Board of Directors. Separating these positions allows Mr. Souza to focus on our day-to-day business, while allowing Mr. Mitchell to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Souza, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required by Mr. Mitchell to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board of Directors in Risk Oversight
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through the standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including program and franchise risks and business continuity risks. Our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, as well as monitoring compliance with legal and regulatory requirements, including consideration and approval or disapproval of any related person transactions. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
 Communication with the Directors of Praxis
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Praxis Precision Medicines, Inc.
Attn: [Director]
99 High Street, 30th Floor
Boston, Massachusetts 02110
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Praxis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Praxis’ legal counsel, with independent advisors, with non-employee directors, or with Praxis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Praxis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Praxis has also established a toll-free telephone number for the reporting of such activity, which is 877-306-7933.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•provide a fair, flexible and market-based total compensation package;
•attract, motivate, incentivize and retain key management personnel who contribute to our short and long-term success;
•emphasize performance-based total compensation that is aligned with the external market and rewards the achievement of our business objectives and key results; and
•effectively align the interests of our executives with those of our stockholders by focusing on long-term equity incentives that correlate to the growth of sustainable long-term value for our stockholders.
The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our executive officers, overall compensation structure, policies and programs, and our processes and procedures for the consideration and determination of executive compensation. The Chief People Officer and Chief Executive Officer develop preliminary recommendations regarding compensation matters with respect to all executive officers, other than the Chief Executive Officer, and provide these recommendations to the Compensation Committee. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. The Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice, and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2021. During 2021, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.
The compensation provided to our named executive officers for the fiscal year ended December 31, 2021 is detailed in the 2021 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2021 were:
•Marcio Souza, our President and Chief Executive Officer;
•Bernard Ravina, M.D., our Chief Medical Officer; and
•Nicole Sweeny, our Chief Commercial Officer.
We are a large accelerated filer and, as a result, as of December 31, 2021, we were no longer an emerging growth company. We remained a “smaller reporting company” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, and as such have used the reduced compensation disclosure requirements applicable to smaller reporting companies consistent with SEC rules.

2021 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Marcio Souza President and Chief Executive Officer	2021	570,834	—	2,773,584	6,883,800	646,875	19,203	10,894,296
	2020	385,417	24,000	—	10,301,160	1,001,000	30,382	11,741,959
Bernard Ravina, M.D. Chief Medical Officer	2021	466,667	—	1,287,616	2,451,050	285,000	18,838	4,509,171
	2020	425,000	—	—	911,197	357,000	17,813	1,711,010
Nicole Sweeny Chief Commercial Officer	2021	393,334	—	882,504	2,193,280	240,000	13,104	3,722,222
	2020	142,500	60,000	—	1,343,151	99,750	8,651	1,654,052
_________________________
(1)The amounts reported for 2020 represent a one-time $24,000 sign-on bonus paid to Mr. Souza under the terms of his employment agreement and a one-time $60,000 sign-on bonus paid to Ms. Sweeny under the terms of her offer letter.
(2)The amounts reported represent the aggregate grant date fair value of the stock options and restricted stock units awarded to the named executive officers during the year indicated, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements in our 2021 Annual Report on Form 10-K filed with the SEC on February 28, 2022. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options, vesting or settlement of restricted stock units or any sale of the underlying shares of common stock.
(3)The amounts reported represent actual bonuses earned for performance during the applicable year by our named executive officers based upon the achievement of our corporate objectives for such year, as described under “Narrative to Summary Compensation Table — Annual Bonus.”
(4)Amounts reported include tax gross ups on taxable long-term disability, cell phone plan reimbursement, gym reimbursement and tax gross up for gym reimbursement, as well as discretionary matching company contributions under our 401(k) plan. For Mr. Souza, the amounts reported also include reimbursement for premiums on a supplemental long-term disability and life insurance policy owned by him.
Narrative to the 2021 Summary Compensation Table
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors or Compensation Committee taking into account each individual’s role, responsibilities, skills and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Compensation Committee or our Board of Directors and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Effective March 1, 2021, the annual base salaries for Mr. Souza, Dr. Ravina and Ms. Sweeny were $575,000 (increased from $550,000), $475,000 (increased from $425,000) and $400,000 (increased from $360,000), respectively.
Annual Bonus
For the fiscal year ended December 31, 2021, each of our named executive officers was eligible to earn an annual bonus based on the achievement of certain pre-determined corporate performance objectives and individual performance. For the 2021 annual bonus program, corporate performance objectives for the 2021 annual bonus program generally related to delivering on financial and compliance performance, establishing a leading CNS franchise, generating a neurology pipeline anchored on human genetics and continuing our transformation as a best-in-class biotechnology company, as well as incorporating individual objectives associated with an executive’s area of primary responsibility within our organization.
During 2021, the target annual bonuses for Mr. Souza, Dr. Ravina and Ms. Sweeny were 75%, 40% and 40% of their base salary, respectively. The annual bonus earned by each named executive officer with respect to the fiscal year ended December 31, 2021 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2021 Summary Compensation

Table” above and was determined based upon achievement of the corporate performance objectives at 150% of target and achievement of individual performance objectives.
Equity Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, bolster an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee or Board of Directors periodically reviews the equity incentive compensation of our named executive officers and considers equity awards to be a key component of the annual compensation program, representing long-term alignment with stockholders. Our named executive officers have been granted certain options to purchase shares of our common stock and restricted stock units relating to our common stock, as described in more detail in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below.
Employment Arrangements with our Named Executive Officers
We entered into amended and restated employment agreements with Mr. Souza, Dr. Ravina and Ms. Sweeny effective as of the closing of our initial public offering in October 2020, or the New Employment Agreements.
The New Employment Agreements provide for specified payments and benefits in connection with a termination of employment in certain circumstances. The material terms of the New Employment agreements with Mr. Souza, Dr. Ravina and Ms. Sweeny are summarized below.
Marcio Souza. Under the New Employment Agreement with Mr. Souza, Mr. Souza has continued to serve as our President and Chief Executive Officer on an at-will basis. Mr. Souza’s current annual base salary is $625,000 (increased from $575,000 effective January 1, 2022), which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 75% of his base salary. Mr. Souza is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Bernard Ravina, M.D. Under the New Employment Agreement with Dr. Ravina, Dr. Ravina has continued to serve as our Chief Medical Officer on an at-will basis. Dr. Ravina’s current annual base salary is $489,250 (increased from $475,000 effective January 1, 2022), which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Ravina is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Nicole Sweeny. Under the New Employment Agreement with Ms. Sweeny, Ms. Sweeny has continued to serve as our Chief Commercial Officer on an at-will basis. Ms. Sweeny’s current annual base salary is $450,000 (increased from $400,000 effective January 1, 2022), which is subject to annual review, and she is eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Ms. Sweeny is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Pursuant to the New Employment Agreements, in the event that Mr. Souza’s, Dr. Ravina’s, or Ms. Sweeny’s employment is terminated by us without “cause” or Mr. Souza, Dr. Ravina, or Ms. Sweeny resigns for “good reason” (as defined in the New Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Mr. Souza, Dr. Ravina, or Ms. Sweeny, as applicable, (i) will be entitled to receive base salary continuation for nine months (12 months for Mr. Souza) following termination, and (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) nine months (12 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period.
In lieu of the payments and benefits described in the preceding sentence, in the event Mr. Souza’s, Dr. Ravina’s or Ms. Sweeny’s employment is terminated by us without cause or Mr. Souza, Dr. Ravina, or Ms. Sweeny resigns for good reason, in either case on or within 12 months following a “change of control” (as defined in the New Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) the executive will be entitled to receive a lump sum in cash equal to one times (1.5 times for Mr. Souza) the sum of (A) the executive’s then-current annual base salary (or the executive’s annual base salary in effect immediately prior to the change of control, if higher) plus (B) the executive’s target annual cash incentive compensation for the year of termination (or the executive’s target annual cash incentive compensation in effect immediately prior to the change of control, if higher), (ii) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us until the earliest of (A) 12 months (18 months for Mr. Souza) following termination, (B) the executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of the executive’s COBRA health continuation period, and (iii) the vesting of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the executive shall be accelerated.

The payments and benefits provided to each of the executives in connection with a change of control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the executive in connection with a change of control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive.
On August 30, 2021, we entered into a retention incentive award letter agreement with Dr. Ravina pursuant to which Dr. Ravina will be entitled to receive a retention bonus, subject to Dr. Ravina’s continued employment with the Company, among other specified conditions. Pursuant to the agreement, Dr. Ravina is entitled to receive a lump sum payment of $333,333 on or within five days of April 1, 2022 and $27,778 per month over the 24 months thereafter. The Company may elect to pay any portion of the retention payments in the form of unrestricted stock awards in lieu of cash.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. Each of the awards set forth in the table below was granted under our 2017 Stock Incentive Plan or our 2020 Stock Option and Incentive Plan.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market Value of shares of units of stock that have not vested ($)
Marcio Souza	04/20/2020	398,061	557,288	5.59	06/03/2030	—	—
	09/08/2020	321,260	706,777	8.91	09/12/2030	—	—
	02/12/2021	—	184,800	52.53	02/12/2031	52,800	1,040,160
Bernard Ravina, M.D.	08/21/2018	106,898	32,581	2.27	10/16/2028	—	—
	05/28/2020	31,866	48,641	5.59	06/03/2030	—	—
	09/08/2020	29,205	64,252	8.91	09/12/2030	—	—
	02/12/2021	—	65,800	52.53	02/12/2031	24,512	482,886
Nicole Sweeny	08/10/2020	76,354	152,711	8.27	08/17/2030	—	—
	02/12/2021	—	58,880	52.53	02/12/2031	16,800	330,960
_________________________
(1)The stock options vest over four years, with 25% of the total shares vesting on the first anniversary of the vesting commencement date and the remainder vesting in 36 approximately equal monthly installments.
(2)Represents restricted stock units that vest in equal annual installments on each of the first four anniversaries of the vesting commencement date.

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2017 Stock Incentive Plan, our 2020 Stock Option and Incentive Plan and our 2020 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)	Weighted Average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	6,908,580(1)	$16.92(2)	3,321,984(3)
Equity compensation plans not approved by security holders:	—	—	—
Total	6,980,580	$16.92	3,321,984

_______________________
(1)Includes 6,468,501 shares of common stock issuable upon the exercise of outstanding options and 440,079 shares subject to restricted stock units that will entitle the holder to one share of common stock for each unit that vests.
(2)The calculation does not take into account the 440,079 shares of common stock subject to outstanding restricted stock units. Such shares will be issued at the time the restricted stock unit vests, without any cash consideration payable for those shares.
(3)As of December 31, 2021, there were no shares available for grant under the 2017 Stock Incentive Plan, 2,667,780 shares available for grants under the 2020 Stock Option and Incentive Plan and 654,204 shares available for grants under the 2020 Employee Stock Purchase Plan (of which 33,425 shares were subject to outstanding purchase rights).

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy
Our non-employee director compensation policy enables us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$8,000
Retainer for chair	$16,000
Compensation Committee:
Members (other than chair)	$6,000
Retainer for chair	$12,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000
Science & Technology Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000
In addition, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date, or the Initial Grant. The Initial Grant vests in equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, each non-employee director who continues as a non-employee director following the Annual Meeting will be granted an annual option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date, or the Annual Grant. The Annual Grant vests in 12 equal monthly installments, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors and committees.

2021 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board of Directors in 2021 for their services as members of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Jeffrey Chodakewitz, M.D.(3)	31,385	846,809	—	878,194
Merit Cudkowicz, M.D.(4)	31,088	881,955	—	913,043
Nicholas Galakatos, Ph.D(5)	15,280	—	—	15,280
Dean Mitchell	76,000	327,258	—	403,258
Kiran Reddy(6)	11,319	—	—	11,319
Stefan Vitorovic	55,121	327,258	—	382,379
Gregory Norden	60,055	327,258	—	387,313
William Young	64,000	327,258	—	391,258
_____________________
(1)The amount reported represents the aggregate grant date fair value of stock options awarded during fiscal year 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 of our consolidated financial statements included in our 2021 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)As of December 31, 2021, Dr. Chodakewitz held options to purchase 38,579 shares of our common stock, Dr. Cudkowicz held options to purchase 38,579 shares of our common stock, Mr. Mitchell held options to purchase 87,763 shares of our common stock, Dr. Vitorovic held options to purchase 22,343 shares of our common stock, Mr. Norden held options to purchase 121,867 shares of our common stock and Mr. Young held options to purchase 124,497 shares of our common stock.
(3)Dr. Chodakewitz was appointed as a member of our Board of Directors in April 2021.
(4)Dr. Cudkowicz was appointed as a member of our Board of Directors in April 2021.
(5)Dr. Galakatos resigned as a director in April 2021.
(6)Dr. Reddy resigned as a director in April 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Registration Rights
Pursuant to the terms of our Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 24, 2020, as amended (the “Investors’ Rights Agreement”), certain of our stockholders are entitled to rights with respect to the registration of their shares (which we refer to herein as “registrable securities”) under the Securities Act, including demand registration rights and piggyback registration rights.
Form S-1 Registration Rights
Under the terms of the Investors’ Rights Agreement, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration statement on Form S-1 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $10 million. We are required to effect only two registrations pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
Pursuant to the Investors’ Rights Agreement, if we are eligible to file a registration statement on Form S-3, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration restatement on Form S-3 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $3 million. We are required to effect only two registrations in any twelve-month period pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
Subject to certain exceptions, if we register any of our securities either for our own account or for the account of security holders other than the holders party to the Investors’ Rights Agreements, the holders of shares of registrable securities are entitled to include their shares in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Indemnification
The Investors’ Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The demand registration rights and short-form registration rights granted under the Investors’ Rights Agreement will terminate on the earliest to occur of: (i) the fifth anniversary of the completion of our initial public offering and (ii) as to each holder of registrable securities, such time as either Rule 144 as promulgated under the Securities Act or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration or such holder no longer holds any registrable securities.
Commercial Agreements with Related Parties
RogCon
In December 2018, we entered into an agreement with RogCon Inc. (“RogCon”) pursuant to which we agreed to advance RogCon a deposit of up to $1.0 million related to the cooperation and license agreement described below. The amounts funded to RogCon under this agreement were applied towards the purchase price of the license agreement with RogCon described below.
In September 2019, we entered into a cooperation and license agreement with RogCon, further described in our 2021 Annual Report under “Business—License Agreements.”
Alex Nemiroff, our General Counsel and Corporate Secretary, is a co-founder and Chief Executive Officer of RogCon.
Indemnification Agreements
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We have a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of March 31, 2022 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of March 31, 2022 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, MA 02110.

The percentage of beneficial ownership in the table below is based on 45,506,482 shares of common stock deemed to be outstanding as of March 31, 2022.

	COMMON STOCK BENEFICIALLY OWNED
	SHARES	PERCENTAGE
5% or Greater Stockholders
Clarus Lifesciences III, L.P. (1)	4,894,109	10.8%
FMR LLC (2)	4,576,229	10.1%
Entities affiliated with Eventide (3)	3,810,599	8.4%
Janus Henderson Group plc (4)	3,342,569	7.3%
The Vanguard Group (5)	3,292,443	7.2%
Vida Ventures, LLC (6)	2,939,329	6.5%
Blackrock, Inc. (7)	2,496,696	5.5%
Entities affiliated with Point72 (8)	2,446,552	5.4%
Directors, Named Executive Officers and Other Executive Officers
Dean Mitchell (9)	47,741	*
Jeffrey Chodakewitz (10)	13,936	*
Merit Cudkowicz (11)	13,936	*
Gregory Norden (12)	77,519	*
Stefan Vitorovic (6)(13)	2,959,811	6.5%
William Young (14)	108,567	*
Marcio Souza (15)	1,030,863	2.3%
Bernard Ravina (16)	290,392	*
Nicole Sweeny (17)	121,581	*
All executive officers and directors as a group (11 persons) (18)	4,788,103	10.5%
* Represents beneficial ownership of less than one percent.
______________________
(1)Based solely on information contained in a Schedule 13G/A filed jointly by Clarus Lifesciences III, L.P.(“Clarus Lifesciences”), BSOF Parallel Master Fund L.P. (“BSOF”), Clarus Ventures III GP, L.P. (“Clarus Ventures”), Blackstone Clarus III L.L.C. (“Blackstone Clarus”), Blackstone Strategic Opportunity Associates L.L.C. (“Blackstone Strategic”), Blackstone Alternative Solutions L.L.C. (“Blackstone Alternative”), Blackstone Holdings I L.P. (“Holdings I”), Blackstone Holdings II L.P. (“Holdings II”), Blackstone Holdings I/II GP L.L.C. (“Holdings I/II”), Blackstone Inc. (“Blackstone”), Blackstone Group Management L.L.C. (“Blackstone Group”) and Stephen A. Schwarzman with the SEC on February 11, 2022. Clarus Lifesciences directly holds 4,894,109 shares of common stock and BSOF holds zero shares of common stock. Clarus Ventures is the general partner of Clarus Lifesciences. Blackstone Clarus is the general partner of Clarus. The sole member of Blackstone Clarus is Holdings. Blackstone Strategic is the general partner of BSOF. Holdings is the sole member of Blackstone Strategic. Blackstone Alternative is the investment manager of BSOF. Holdings I is the sole member of Blackstone Alternative . The general partner of Holdings I and Holdings II is Holdings I/II. The sole member of Holdings I/II is Blackstone. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group. Blackstone Group is wholly-owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares of common stock beneficially owned by Clarus Lifesciences directly or indirectly controlled by it or him, but each (other than Clarus to the extent of its direct ownership) disclaims beneficial ownership of such shares. The address for each of Clarus Lifesciences and Clarus Ventures is c/o Clarus Ventures LLC, 101 Main Street, Suite 1210, Cambridge, MA 02142. The address for each of the other entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.
(2)Based solely on information contained in a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2022. FMR LLC has sole voting power with respect to 1,835,026 shares of common stock and sole dispositive power with respect to 4,576,229 shares of common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)Based solely on information contained in a Schedule 13G/A filed by Eventide Asset Management, LLC with the SEC on February 14, 2022. Eventide Asset Management, LLC, a Delaware limited liability company, is the beneficial owner of 3,810,599 shares of common stock by virtue of being the investment adviser to the Eventide Gilead Fund and the Eventide Healthcare & Life Sciences Fund which are registered investment companies (the “Funds”). The Eventide Gilead Fund directly holds 1,574,013 shares of common stock and the Eventide Healthcare & Life Sciences Fund directly holds 2,236,586 shares of common stock. The address for Eventide Asset Management, LLC is One International Place, Suite 4210, Boston, Massachusetts 02110.
(4)Based solely on information contained in a Schedule 13G filed by Janus Henderson Group plc with the SEC on February 11, 2022. Janus Henderson Group plc has an indirect 97% ownership stake in Intech Investment Management LLC (“Intech”) and a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited (“HGIL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”) (each an “Asset Manager” and collectively, the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 3,338,282 shares or 7.4% of the shares of common stock held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.
(5)Based solely on information contained in a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2022. According to this Schedule 13G, The Vanguard Group has shared voting power over 29,376 shares of common stock, sole dispositive power over 3,241,881 shares of common stock, and shared dispositive power over 50,562 shares of common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)Based solely on information contained in a Schedule 13G filed by Vida Ventures, LLC (“Vida”) with the SEC on February 16, 2021. Vida, a United States limited liability company, is the record owner of 2,939,329 shares of common stock. Stefan Vitorovic is the Co-Founder and Managing Director of Vida Ventures, LLC and is also a member of our Board of Directors. VV Manager, LLC (“VV Manager”), is the managing member of Vida. Stefan Vitorovic, Arjun Goyal, Fred Cohen, Arie Belldegrun and Leonard Potter are managers of VV Manager, and may be deemed to share voting and dispositive power over the shares of common stock held by Vida. The address of Vida is 40 Broad Street, Suite 201, Boston, Massachusetts 02109.
(7)Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2022. According to this Schedule 13G, BlackRock, Inc. has sole voting power over 2,441,786 shares of common stock and sole dispositive power over 2,496,696 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)Based solely on information contained in a Schedule 13G/A filed jointly by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”), Cubist Systematic Strategies, LLC (“Cubist”), Point72 Hong Kong Limited (“Point72 Hong Kong”), Point72 Biotech Private Investments, LLC (“Point72 Biotech”), Differentiated Ventures Investments (“Differentiated”), LLC, 72 Investment Holdings (“72 Investment”), LLC and Steven A. Cohen with the SEC on February 14, 2022. According to this Schedule 13G/A: (i) Point72 Asset Management is the beneficial owner of 1,446,393 shares of common stock held by a private investment fund it manages, and Point72 Capital Advisors is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the shares of Common Stock of which Point72 Asset Management may be deemed the beneficial owner; (ii) Cubist is the beneficial owner of 9,599 shares of common stock held by a private investment fund it manages; (iii) Point72 Hong Kong is the beneficial owner of 1,565 shares of common stock held by a private investment fund it manages; (iv) Point72 Biotech is the record owner of 988,995 shares of common stock, Differentiated is the managing member of Point72 Biotech and may be deemed to share beneficial ownership over the shares of common stock held by Point72 Biotech, and 72 Investment is the sole member of Differentiated and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated may be deemed the beneficial owner; and (v) Mr. Cohen is the sole member of 72 Investment and sole shareholder of Point72 Capital Advisors and may be deemed to beneficially own both the 988,995 shares of common stock of which 72 Investment may be deemed the beneficial owner and the 1,446,393 shares of common stock of which Point72 Capital Advisors may be deemed the beneficial owner. Each of Point72 Asset Management, Point72 Capital Advisors, Cubist, Point72 Hong Kong, Point72 Biotech, Differentiated, 72 Investment, and Mr. Cohen disclaims beneficial ownership of any of the securities covered by the Schedule 13G/A. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors, Point72 Biotech, Differentiated, 72

Investment and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; (ii) Cubist is 55 Hudson Yards, New York, NY 10001; and (iii) Point72 Hong Kong is 12th Floor, Chater House, 8 Connaught Road Central, Hong Kong.
(9)Consists of 47,741 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(10)Consists of 13,936 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(11)Consists of 13,936 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(12)Consists of (i) 2,826 shares of common stock and (ii) 74,693 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(13)Consists of 20,482 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(14)Consists of (i) 28,473 shares of common stock and (ii) 80,094 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(15)Consists of (i) 47,192 shares of common stock and (ii) 983,671 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(16)Consists of (i) 63,376 shares of common stock and (ii) 227,016 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(17)Consists of (i) 2,967 shares of common stock and (ii) 118,614 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(18)Consists of (i) 3,090,413 shares of common stock and (ii) 1,697,690 shares of common stock underlying options exercisable within 60 days of March 31, 2022.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.
Based solely on a review of reports furnished to us, and written representations from our directors and officers, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2021 by Section 16(a) under the Exchange Act, with the exception of one Form 4 filed by Gregory Norden on July 7, 2021 reporting one late transaction and one Form 4 filed by William Young on July 7, 2021 reporting one late transaction.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
Ernst & Young LLP has served as our independent auditor since 2019. Praxis incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.

	For the Year Ended
	2021	2020
Audit fees(1)	$1,143,241	$1,297,000
Audit-related fees(2)	—	—
Tax fees(3)	87,730	14,000
All other fees(4)	5,180	—
Total fees	$1,236,151	$1,311,000
______________________
(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with the our initial public offering and follow-on public offering, and services that are normally provided by Ernst & Young LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.
(2) There were no audit-related fees billed in 2021 or 2020.
(3) Tax fees consist of fees for professional services rendered for tax return preparation and tax advisory services.
(4) All other fees are related to licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database. There were no other fees billed in 2020.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by our independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. Ernst & Young LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Praxis’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Praxis’ independent registered public accounting firm, Ernst and Young LLP, (3) the performance of Praxis’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Praxis’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. Ernst and Young LLP is responsible for performing an audit of Praxis’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Praxis for the fiscal year ended December 31, 2021. The Audit Committee also discussed with Ernst and Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from Ernst and Young LLP confirming their independence as required by the applicable requirements of the PCAOB and has discussed with Ernst and Young LLP their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Praxis be included in Praxis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

Gregory Norden, Chair
Stefan Vitorovic
William Young
April 14, 2022

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations and Other Proposals
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, which notice must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must, among other requirements as specified in our Bylaws, include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of such stockholder (and the beneficial owner). The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the class or series and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information as specified in our Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
    In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.
In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 15, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.

OTHER MATTERS

Access to Reports and Other Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://praxismedicines.com.
        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC. Requests for such copies should be addressed to:
Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(617) 300-8460
        You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 14, 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Important Notice Regarding Delivery of Stockholder Documents
        Stockholders of Praxis common stock who share a single address, may receive only one copy of this proxy statement, Notice of Internet Availability and our 2021 Annual Report, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, Notice of Internet Availability or our 2021 Annual Report, he or she may contact Praxis Precision Medicines, Inc. by telephone at (617) 300-8460 or by mail at 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

PRAXIS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82755-P71208 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRAXIS PRECISION MEDICINES, INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominees:	**For**	**Withhold**
1a. Jeffrey Chodakewitz, M.D.	☐	☐
1b. Merit Cudkowicz, M.D.	☐	☐
1c. Stefan Vitorovic	☐	☐

The Board of Directors recommends you vote "THREE YEARS" for the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve on a non-binding advisory basis the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D82756-P71208

PRAXIS PRECISION MEDICINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2022, 9:00 AM ET

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of common stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Thursday, May 26, 2022 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE